                                  EXHIBIT 28.2

                                   FORM 11-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 11-K


                 FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE,
              SAVINGS AND SIMILAR PLANS PURSUANT TO SECTION 15(d)
                   OF THE SECURITIES AND EXCHANCE ACT OF 1934


(Mark One)


       X         ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     -----       SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                  For the fiscal year ended December 31, 1996

                                       OR

     -----       TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934
                              (NO FEE REQUIRED)

              For the transition period from _________ to ________

                         Commission file number 0-17947


              HAVERFIELD CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
--------------------------------------------------------------------------------
                            (Full title of the Plan)



                             HAVERFIELD CORPORATION
                                 Terminal Tower
                          50 Public Square, Suite 444
                           Cleveland, Ohio 44113-2203
--------------------------------------------------------------------------------
          (Name of issuer of the securities held pursuant to the plan and address of its principal executive office.)


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              HAVERFIELD CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

                               Index to Form 11-K


                                                                 Page(s)
                                                                 -------
Independent Auditors' Report                                     F-3

Financial Statements:

  Statements of Net Assets Available for Plan
  Benefits at December 31, 1996 and 1995                         F-4

  Statements of Changes in Net Assets
  Available for Plan Benefits for the years
  ended December 31, 1996, 1995, and 1994                        F-5

  Notes to Financial Statements                                  F-6 - F-8

Supplemental Schedules:

  Item 27d - Schedule of Reportable Transactions
  for the year ended December 31, 1996                           F-9

  Item 27a - Schedule of Assets Held for
  Investment Purposes at December 31, 1996                       F-10

Signature                                                        F-1l




------------------------
Note: Supplemental schedules required by the Employee Retirement Income Security
      Act that have not been included herein are not applicable to the Haverfield Corporation Employee Stock Ownership Plan.

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DELOITTE & TOUCHE LLP

Suite 2500
127 Public Square
Cleveland, Ohio 44114-1303

Telephone: (216) 589-1300
Facsimile: (216) 589-1369

INDEPENDENT AUDITORS' REPORT

Haverfield Corporation Employee Stock Ownership Plan
Cleveland, Ohio

We have audited the accompanying statements of net assets available for plan benefits of Haverfield Corporation Employee Stock Ownership Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for plan benefits of the Haverfield Corporation Employee Stock Ownership Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) reportable transactions for the year ended December 31, 1996 and (2) assets held for investment purposes as of December 31, 1996, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements as a whole.

/s/ Deloitte & Touche LLP

March 14, 1997

Deloitte Touche Tohmatsu International

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              HAVERFIELD CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

              Statements of Net Assets Available for Plan Benefits
                         At December 31, 1996 and 1995

                                                        1996           1995
                                                     ---------      ---------
ASSETS
Cash                                                $       73     $      723
Investments at fair value:
 Haverfield Corporation common stock (cost of
 $1,272,628 and $1,328,039 at December 31, 1996
 and 1995, respectively)                             2,652,905      2,058,413
                                                     ---------      ---------
Net assets available for plan benefits              $2,652,978     $2,059,136
                                                     =========      =========

























See accompanying notes to financial statements.

              HAVERFIELD CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

         Statements of Changes in Net Assets Available for Plan Benefits
              For the years ended December 31, 1996, 1995 and 1994

                                                1996         1995         1994
                                           ---------    ---------    ---------
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
Contributions:
  Employer contributions                  $   31,073   $   17,655   $   91,177
  Employee 401(k) salary contributions        64,800       68,551       86,354
                                           ---------    ---------    ---------
    Total contributions                       95,873       86,206      177,531
                                           ---------    ---------    ---------

Investment income:
  Dividends                                   75,552       81,434       80,469
  Interest                                       183          343          294
  Net appreciation (depreciation) in
    market value of investment               745,297       43,426     (319,782)
                                           ---------    ---------    ---------
  Total investment income                    821,032      125,203     (239,019)
                                           ---------    ---------    ---------
  Total additions                            916,905      211,409      (61,488)
                                           ---------    ---------    ---------

DEDUCTIONS IN NET ASSETS ATTRIBUTED TO:
  Interest paid on loans                           -            -        1,492
  Expenses                                    16,956       13,636        7,602
  Participant withdrawals                    306,107      299,275       33,403
                                           ---------    ---------    ---------
    Total deductions                         323,063      312,911       42,497
                                           ---------    ---------    ---------

Net increase (decrease) in net assets
  available for plan benefits                593,842     (101,502)    (103,985)

Net assets available for plan benefits at
  beginning of period                      2,059,136    2,160,638    2,264,623
                                           ---------    ---------    ---------
Net assets available for plan benefits at
  end of period                           $2,652,978   $2,059,136   $2,160,638
                                           =========    =========    =========









See accompanying notes to financial statements.

              HAVERFIELD CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
                         Notes to Financial Statements

DESCRIPTION OF PLAN
--------------------------------------------------------------------------------
The following description of the Haverfield Corporation Employee Stock Ownership Plan (the "Plan") provides only general information. Reference should be made to the Plan agreement for a more complete description.

GENERAL
The Plan was established effective July 1, 1990 to provide funds for employees for their normal or disability retirement, or for their beneficiaries in the event of death, and to supplement benefits which may be available from social security or insurance contracts. The Plan incorporates both discretionary employer contributions and a 401(k) employee salary reduction feature.

In addition, the Plan is permitted to operate as a leveraged employee stock ownership plan. As such, the Plan may borrow to purchase shares of Haverfield Corporation's common stock, par value $.01 per share ("Haverfield Common Stock") for the benefit of Plan participants.

ELIGIBILITY
The Plan covers employees who have attained age 21 and have completed one year of service with Haverfield Corporation (the "Company"), Home Bank, F.S.B. (the "Bank") or Home Financial, Inc.

As of December 31, 1996, a total of 117 officers and employees were participants in the Plan.

INVESTMENT OF CONTRIBUTIONS
The assets of the Plan are invested primarily in shares of Haverfield Common Stock.

CONTRIBUTIONS
The Company or its subsidiaries may, in any plan year, make discretionary contributions in either shares of Haverfield Common Stock or cash; however, the Company has formally expressed its intention to make sufficient contributions to pay any debt service under the Plan's loan agreements. Under the terms of the Plan, any contributions made by the Company must first be used to pay debt service on any loans of the Plan before being credited to participants' accounts. During the year ended December 31, 1996, the Company and its subsidiaries made discretionary cash contributions to the Plan in the amount of $5,341. During the year ended December 31, 1995, the Company and its subsidiaries made no discretionary cash contributions to the Plan. During the year ended December 31, 1994, the Company and its subsidiaries made discretionary cash contributions to the Plan in the amount of $48,000. From time to time, the Plan may purchase additional shares of Haverfield Common Stock for the Plan through purchases of outstanding shares in the market or upon the sale of treasury shares by the Company. Such purchases, if made, may be funded through borrowings by the Plan or further contributions and borrowings. Participants may make elective contributions to the Plan. For the year ended December 31, 1996, 1995 and 1994, participants 401(k) employee salary reduction contributions to the Plan totaled $64,800, $68,551 and $86,354, respectively.

MATCHING
Each active participant is eligible for a matching contribution on elective contributions up to six percent of each participants salary. Matching contributions are equal to fifty percent of each participants elective contribution (subject to the limit above). For the years ended December 31, 1996, 1995 and 1994, matching contributions totaled $25,732, $17,655 and $43,177, respectively.

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PARTICIPANT ACCOUNT
Discretionary contributions to the Plan and forfeitures are allocated among the participants in proportion to their compensation. All participants must be employed on the last day of the plan year to be entitled to share in an allocation with respect to such plan year. A participant who has attained the age of 55 and completed ten years of participation in the Plan may direct that a percentage of the value of his or her account balance be distributed in cash.

VESTING
After five years of service, the portion of a participant's account attributable to employer contributions is vested in that participant. A participant also becomes fully vested in said portion of his or her account at age 65 or upon his or her death or disability. Participants are 100% vested in that part of their account attributable to the compensation they have deferred through the 401(k) feature of the Plan. The maximum benefit to which a participant is entitled is the vested portion of his or her account. Vested benefits are payable upon the participant's death or other termination of employment and are generally paid in shares of Haverfield Common Stock.

DISTRIBUTIONS
Upon termination of service, a participant with a vested balance of more than $3,500 may elect to receive the value of his or her account in a lump-sum or in annual installments over a period not to exceed fifteen years. A participant with a vested account balance of $3,500 or less will receive a lump-sum payment equal to the vested value of the account.

PLAN ADMINISTRATION AND TRUSTEE
The Plan is administered by the Administrative Committee which is appointed by the Board of Directors of the Company. The Administrative Committee has the responsibility for interpreting the Plan, authorizing disbursements, and directing the Trustee in the voting of unallocated Haverfield Common Stock held by the Plan. No fees have been paid to the Administrative Committee members. Harry F. Brockman serves as trustee for the Plan. An annual fee equal to the greater of $1 per $1,000 of Plan assets, defined as the fair market value as of the Anniversary Date (described in Article VI, Section 6.1 of the Plan), or $1,800 is paid to the Trustee. Under the Plan, participants direct the voting of all shares of Haverfield Common Stock allocated to their accounts.

In addition, the Plan provides that the trustee will respond to a tender or exchange offer with regard to allocated shares of Haverfield Common Stock in accordance with the instructions of the participants to whom such shares have been allocated and shall respond with regard to unallocated shares in the same proportion as the trustee responds with regard to allocated shares which are tendered.

PLAN TERMINATION
Although it has not expressed any intention to do so, the Company has reserved the right to terminate the Plan, at any time, subject to the provisions of the Plan. In the event of termination, participants shall become 100 percent vested in their accounts. In addition, the Company may amend the Plan at any time, subject to the limitations of the Plan.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

BASIS OF PRESENTATION
The accompanying financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

VALUATION OF INVESTMENTS
Investments are stated at fair market value as determined by quoted market prices.

INCOME RECOGNITION
Purchases and sales of securities are recorded on a trade-date basis. Realized gains and losses from the sales of securities are reported based on the average cost of the securities sold.

Dividend income is recorded on the ex-dividend date.

TAX-EXEMPT STATUS
--------------------------------------------------------------------------------
The Plan is designed to be exempt from federal income taxes. The Plan received a determination letter dated May 24, 1993 from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Internal
Revenue Code and is tax exempt under Section 501(a) of the Internal Revenue Code. Accordingly, no provision has been made in the accompanying financial statements for federal income taxes.

              HAVERFIELD CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

                 Item 27d - Schedule of Reportable Transactions
                      For the Year Ended December 31, 1996

                                                                                                              (h)
                                                                                    (f)                     Current
                                                                                  Expense                    Value
      (a)                   (b)                     (c)        (d)      (e)      Incurred       (g)      of Assets on      (i)
  Identity of           Description              Purchase    Selling   Lease       with       Cost of    Transaction     Net Gain
Party Involved            of Assets                Price      Price    Rental   Transaction   Asset(1)       Date      or (Loss)(2)
---------------         -----------------------  --------    -------   ------   -----------   --------   ------------  ------------

Haverfield Corporation  Common Stock             $155,302                          None       $155,302     $155,302      N/A
                        (Series of transactions)

Haverfield Corporation  Common Stock                        $306,107               None       $210,713     $306,107      $95,394
                        (Series of transactions)








(1)   Historical cost.

(2)   Realized gain (loss) based on historical cost.

              HAVERFIELD CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes
                               December 31, 1996

          (b) Identity
       of issuer, borrower                                                          (e)
(a)  lessor, or similar party    (c) Description of investment   (d) Cost       Current Value
---  ------------------------    -----------------------------   --------       -------------

*    Haverfield Corporation      138,714 shares of common stock  $1,272,628     $2,652,905








*   Represents a party-in-interest to the Plan.


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Haverfield Corporation Employee
                                          Stock Ownership Plan


                                        /s/ Harry F. Brockman
                                        -------------------------------
                                        Harry F. Brockman, Trustee


Date:  March 26, 1997
       --------------























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